Exhibit 10.2
EXECUTION VERSION
SECOND AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT
dated as of November 10, 2010
between
THE TIMKEN CORPORATION,
as Originator
and
TIMKEN RECEIVABLES CORPORATION,
as Buyer

i

Exhibits

Exhibit I	Definitions

Exhibit II	Principal Place of Business of the Seller Parties; Location(s) of Records; Federal Employer Identification Number(s); Prior Names

Exhibit III	Lock-Boxes; Collection Accounts; Collection Banks

Exhibit IV	[RESERVED]

Exhibit V	Credit and Collection Policy

Exhibit VI	[RESERVED]

Exhibit VII	Form of Subordinated Note

ii

SECOND AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT
     This SECOND AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT, dated as of November 10, 2010, is by and between The Timken Corporation, an Ohio corporation (“Originator”), and Timken Receivables Corporation, a Delaware corporation (“Buyer”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.
PRELIMINARY STATEMENTS
          The parties hereto are parties to the Amended and Restated Receivables Sale Agreement dated as of December 30, 2005 (as amended, supplemented or otherwise modified from time to time heretofore, the “Existing Sale Agreement”).
          The parties hereto desire to amend and restate the Existing Sale Agreement in its entirety as set forth herein (it being the intent of the parties hereto that this Agreement not constitute a novation of the Existing Sale Agreement).
          Originator now owns, and from time to time hereafter will own, Receivables. Originator wishes to transfer and assign to Buyer, and Buyer wishes to acquire from Originator, all of Originator’s right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.
          Originator and Buyer intend the transactions contemplated hereby to be true sales or true contributions of the Receivables and other property hereby transferred from Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivables and such other property, and Originator and Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to Originator.
          Following the transfer of Receivables from Originator, Buyer will sell undivided interests therein and in the associated Related Security and Collections pursuant to that certain Receivables Purchase Agreement of even date herewith (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the “Purchase Agreement”) among Buyer, The Timken Corporation, as Servicer, the “Purchasers” from time to time party thereto (the “Purchasers”), the “Managing Agents” from time to time party thereto (the “Managing Agents”), and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as agent for the Purchasers (in such capacity, the “Agent”).
ARTICLE I
AMOUNTS AND TERMS
          Section 1.1 Purchase of Receivables.
          (a) Prior to the date hereof, the Originator has sold all of such Originator’s right, title and interest in and to all Receivables then existing, together with all Related Security in respect thereof, Collections thereon and proceeds with respect to any of the foregoing pursuant to the Existing Sale Agreement.
          (b) In consideration for the Purchase Price in accordance with Section 1.2 below, and upon the terms and subject to the conditions set forth herein, Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), on the date hereof and on each Business Day thereafter until and including the Termination Date (each a “Transfer Date”), all of Originator’s right, title and interest in and to all Receivables existing as of the close of business on the Business Day immediately prior to such Transfer Date, together, in each case, with all Related Security relating thereto and all Collections thereof. Buyer hereby agrees to purchase all such Receivables, all Related Security relating thereto and all Collections thereof on each Transfer Date. From and after the Termination Date, Originator shall not be obligated to sell Receivables to Buyer, but may at its option, based on such considerations it determines to be appropriate at the time, including, without limitation, the creditworthiness of Buyer at such time, elect to continue selling Receivables to Buyer.
          (c) In accordance with clause (b) above, on each Transfer Date, Buyer shall acquire all of Originator’s right, title and interest in and to all Receivables existing as of the close of business on the Business Day immediately prior to such Transfer Date, together with all Related Security relating thereto and all Collections thereof; and Buyer shall be obligated to pay the Purchase Price therefor in accordance with Section 1.2.
          (d) It is the intention of the parties hereto that the Purchases of Receivables made hereunder shall constitute “sales” of “accounts” or “payment intangibles” (as each such term is used in Article 9 of the UCC), which sales, along with the sales of the Related Security and Collections hereunder, are absolute and irrevocable and provide Buyer with the full benefits of ownership of the Receivables and such Related Security and Collections. The parties hereto intend that Originator retain no interest in the Receivables, the Related Security and the Collections transferred to Buyer hereunder. Except for the Purchase Price Credits owed pursuant to Section 1.3, the sales of Receivables, the Related Security and the Collections are made without recourse to Originator; provided, however, that (i) Originator shall be liable to Buyer for all representations, warranties and covenants made by Originator in favor of Buyer pursuant to the terms of the Transaction Documents to which Originator is a party, and (ii) such sales do not constitute and are not intended to result in an assumption by Buyer or any assignee thereof of any obligation of Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of Originator. In view of the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute sales of such Receivables rather than loans secured thereby, Originator agrees that it will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables with a legend acceptable to Buyer and to the Agent (as Buyer’s assignee), evidencing that Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold to Buyer. Upon the request of Buyer or the Agent (as Buyer’s assignee), Originator will file such financing or continuation statements, or amendments thereto or assignments thereof, and execute, deliver and, if applicable, file such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer’s ownership interest in the

Receivables and the Related Security and Collections with respect thereto, or as Buyer or the Agent (as Buyer’s assignee) may reasonably request.
          Section 1.2 Payment for the Purchase.
          (a) The Purchase Price for each Receivable purchased hereunder shall be due and owing in full by Buyer to Originator or its designee on the Transfer Date therefor (but shall be reconciled on the Settlement Date immediately following such Transfer Date as described below) and shall be paid to Originator as follows:
(i) first, by delivery of immediately available funds, to the extent of funds available to Buyer from its subsequent sale of an interest in the Receivables to the Agent for the benefit of the Managing Agents and the Purchasers under the Purchase Agreement or other cash on hand; and
(ii) second, either (1) by delivery of the proceeds of a subordinated revolving loan from Originator to Buyer (a “Subordinated Loan”) in an amount not to exceed the lesser of (x) the remaining unpaid portion of such Purchase Price and (y) the maximum Subordinated Loan that could be borrowed without rendering Buyer’s Net Worth less than the Required Capital Amount; and/or (2) at Originator’s election as contemplated in Section 1.2(c), by accepting such Receivables as a contribution to Buyer’s capital in an amount equal to the remaining unpaid balance of such Purchase Price.
The Buyer may, with respect to any Purchase Price, offset against such Purchase Price any amounts owed by Originator to Buyer hereunder and which have become due but remain unpaid.
Subject to the limitations set forth in clause (ii)(1) above, Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Termination Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of the Subordinated Note and shall be payable solely from funds which Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Agent, the Managing Agents, the Purchasers, the Servicer or any other “Indemnified Party” referenced in the Purchase Agreement. Originator is hereby authorized by Buyer to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder.
          (b) Although the Purchase Price for each Receivable purchased after the date hereof shall be due and payable by Buyer to Originator on the Transfer Date therefor, a precise reconciliation of the Purchase Price between Buyer and Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables sold during the same Calculation Period most recently ended prior to such Settlement Date and based on the information contained in the Monthly Report delivered by the Servicer pursuant to Article VIII of the Purchase Agreement for the Calculation Period. Although such reconciliation shall be effected on Settlement Dates, increases or decreases in the amount owing under the Subordinated Note and any contribution of capital by Originator to Buyer made pursuant to Section 1.2(a) shall be deemed to have occurred and shall be effective as of the date that the Purchase Price is due and payable. On each Settlement Date, Originator shall determine the net increase or the net reduction in the outstanding principal amount of the Subordinated Note and the amount of any capital contributions occurring during the immediately preceding Calculation Period and shall account for such net increase or net reduction in its books and records.
          (c) Each contribution of a Receivable by Originator to Buyer shall be deemed to be a Purchase of such Receivable by Buyer for all purposes of this Agreement. Buyer hereby acknowledges that Originator shall have no obligations to make further capital contributions to Buyer, in respect of Originator’s equity interest in Buyer or otherwise, in order to provide funds to pay the Purchase Price to Originator under this Agreement or for any other reason.
          (d) If Buyer shall fail to make any payment of the applicable Purchase Price in respect of any Purchase on or before the Settlement Date immediately following the Transfer Date for such Purchase, then Originator shall not be obligated to sell the Receivables and the property related thereto subject to such Purchase to Buyer, and in such event, Originator shall give Buyer, Agent and each Managing Agent written notice that it is not selling such Receivables and related property as a result of Buyer’s failure to pay the applicable Purchase Price when due (an “Election Notice”).
          Section 1.3 Purchase Price Credit Adjustments. If on any day:
          (a) the Outstanding Balance of a Receivable is:
               (i) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Originator (other than cash Collections on account of the Receivables), or
               (ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or
          (b) any of the representations and warranties set forth in Article II (other than representations and warranties in respect of the matters addressed in clause (a) above) shall have been untrue when made with respect to all or a portion, as the case may be, of any Receivable or the Related Security with respect thereto, then, in such event, Buyer shall be entitled to a credit (each, a “Purchase Price Credit”) against the Purchase Price otherwise payable hereunder in an amount equal to the amount of such reduction or cancellation in the case of clause (a) or the Outstanding Balance of such Receivable in the case of clause (b).
          (c) If the aggregate amount of all Purchase Price Credits during any Calculation Period shall exceed the aggregate amount of Purchase Price payable in respect of Receivables coming into existence during such Calculation Period, Originator shall pay an amount in cash equal to such excess to Buyer on the Settlement Date following the end of such Calculation Period or on such earlier date as the Agent may direct, provided that the Originator shall be allowed to pay the above amount of such Purchase Price Credits by crediting such amount to Buyer as a payment of any indebtedness owed to Originator under the Subordinated Note so long as both (x) the Termination Date has not occurred and (y) Buyer can satisfy the conditions to a “Reinvestment” under the Purchase Agreement as of the applicable date of determination.
          Section 1.4 Payments and Computations, Etc. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (New York City time) on the day when due in immediately available funds to the account of Originator designated from time to time by Originator or as otherwise directed by Originator. If any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, interest shall accrue on such unpaid amount at the Default Rate until such amount is paid in full and, such Person agrees to pay such interest on demand; provided, however, that such Default Rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 365/6 days for the actual number of days (including the first but excluding the last day) elapsed.
          Section 1.5 Transfer of Records.
          (a) In connection with the Purchases of Receivables hereunder, Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of Originator’s right and title to and interest in the Records relating to all Receivables sold hereunder, without the need for any further documentation in connection with the Purchases. In connection with such transfer, Originator hereby grants to each of Buyer, the Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by Originator or is owned by others and used by Originator under license agreements with respect thereto, provided that should the consent of any licensor of Originator to such grant of the license described herein be required, Originator hereby agrees that upon the request of Buyer (or the Agent as Buyer’s assignee), Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.
          (b) Originator (i) shall take such action requested by Buyer and/or the Agent (as Buyer’s assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.
          Section 1.6 Recharacterization; Assignment to Agent.
          (a) If, notwithstanding the intention of the parties expressed in Section 1.1(b), any sale (including by way of contribution) by Originator to Buyer of Receivables, Related

Security and Collections hereunder shall be characterized for any purpose, other than solely for income tax purposes, as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable (any of the foregoing being a “Recharacterization”), then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties’ intention that the transfers of Receivables, Related Security and Collections hereunder shall constitute “true sales” or “true contributions” thereof, Originator hereby grants to Buyer a valid and perfected security interest in all of Originator’s right, title and interest in, to and under all Receivables now existing and hereafter arising, all Collections, all Related Security with respect thereto, all other rights and payments relating to the Receivables and all proceeds of any and all of the foregoing, and all other assets in which Buyer has acquired, may hereafter acquire and/or purports pursuant to the terms and provisions of this Agreement to have acquired, an interest under this Agreement to secure (i) the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables and (ii) all other obligations of Originator hereunder (including the obligation to transfer Receivables to Buyer) which security interest shall be prior to all other Adverse Claims thereto other than Permitted Adverse Claims. Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative. Originator hereby authorizes Buyer (and any of its assigns), within the meaning of Section 9-509 of any applicable enactment of the UCC, as secured party, to file, without the signature of the debtor, the UCC financing statements contemplated hereby or in such form as the Agent may approve. In the case of any Recharacterization, Originator and the Buyer represent and warrant as to itself that each remittance of Collections by such Originator to the Buyer hereunder will have been (i) in payment of a debt incurred by Originator in the ordinary course of business or financial affairs of Originator and the Buyer and (ii) made in the ordinary course of business or financial affairs of Originator and the Buyer.
          (b) Originator acknowledges that Buyer, pursuant to the Purchase Agreement, shall assign to the Agent, for the benefit of the Agent, the Managing Agents and the Purchasers thereunder, all of its rights, remedies, powers and privileges hereunder and that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement. Originator agrees that the Agent, as the assignee of Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder, and, in any case, without regard to whether specific reference is made to Buyer’s assigns in the provisions of this Agreement which set forth such rights and remedies) and Originator agrees to cooperate fully with the Agent, the Managing Agents and the Purchasers in the exercise of such rights and remedies. Originator further agrees to give to the Agent and each Managing Agent copies of all notices it is required to give to Buyer hereunder.

ARTICLE II
REPRESENTATIONS AND WARRANTIES
          Section 2.1 Representations and Warranties of Originator. Originator hereby represents and warrants to Buyer and its assigns as of the date hereof and on the date of each Purchase hereunder that:
          (a) Corporate Existence and Power. Originator is (1) a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and (2) is duly qualified to do business and is in good standing as a registered foreign corporation and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to be in good standing or to hold any such governmental licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect. Originator is organized solely under the laws of the State of Ohio.
          (b) Power and Authority; Due Authorization Execution and Delivery. The execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, Originator’s use of the proceeds of the Purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which Originator is a party has been duly executed and delivered by Originator.
          (c) No Conflict. The execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not (i) violate its certificate or articles of incorporation or by-laws (or equivalent organizational documents), (ii) violate any law, rule or regulation of any governmental authority binding upon it, (iii) result in a breach of or constitute a default under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) violate any order, writ, judgment, award, injunction or decree of any governmental authority binding upon or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Originator or its Subsidiaries (except as created by the Transaction Documents).
          (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority is required for the due execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.
          (e) Actions, Suits. There are no actions, suits or proceedings pending by or before any governmental authority, or to the best of Originator’s knowledge, threatened, against or affecting Originator, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Originator is not in default with respect to any order of any court, arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect.
          (f) Binding Effect. This Agreement and each other Transaction Document to which Originator is a party constitute the legal, valid and binding obligations of Originator enforceable against Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
          (g) Accuracy of Information. All information heretofore furnished by Originator or any of its Affiliates to Buyer, the Agent, any Managing Agent or any Purchaser for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Originator or any of its Affiliates to Buyer, the Agent, any Managing Agent or any Purchaser will be, when taken as a whole, true and accurate in every material respect on the date such information is stated or certified and does not and will not, when taken as a whole, contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.
          (h) Use of Proceeds. No proceeds of the Purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security other than on a non-hostile basis pursuant to a negotiated acquisition or merger agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired and under circumstances in which no material challenge to such acquisition shall be pending or threatened by any shareholder or director of the seller or entity to be acquired.
          (i) Good Title. Immediately prior to the time each Receivable is sold hereunder, Originator shall be the legal and beneficial owner of each such Receivable and any Related Security with respect thereto, free and clear of any Adverse Claim, except Permitted Adverse Claims.
          (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each Purchase hereunder, transfer to Buyer (and Buyer shall acquire from Originator) legal and equitable title to, with the right to sell and encumber each Receivable existing and hereafter arising, together with the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except Permitted Adverse Claims. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s ownership interest in the Receivables, the Related Security and the Collections. No effective financing statement, or other instrument similar in effect, is filed in any recording office listing the Originator as debtor covering any Receivable, Related Security or Collections except such as may be filed in favor of the Agent (or listing Originator as debtor and assigned to Buyer and then the Agent) or listing Buyer as secured party and the Agent as assignee.
          (k) Places of Business. The principal places of business and chief executive office of Originator and the offices where it keeps all of its Records are located at the addresses listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. Originator’s Federal Employer Identification Number is correctly set forth on Exhibit II.
          (l) Collections. Originator has directed each Obligor to make payment of all Collections to a Lock-Box or a Collection Account listed on Exhibit III hereto (or that is otherwise subject to a Collection Account Agreement).
          (m) Material Adverse Effect. Since December 31, 2009 no event has occurred that would have a Material Adverse Effect.
          (n) Names. In the past five (5) years, Originator has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and has not been organized in any jurisdiction other than the State of Ohio.
          (o) Ownership of Buyer. Originator owns, directly or indirectly, 100% of the issued and outstanding capital stock of Buyer, free and clear of any Adverse Claim, except Permitted Adverse Claims. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.
          (p) Not an Investment Company. Originator is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.
          (q) Compliance with Law. Originator has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene, in any material respect, any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation, in any material respect, of any such law, rule or regulation.
          (r) Compliance with Credit and Collection Policy. Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy, except as permitted by the Purchase Agreement.
          (s) Payments to Originator. With respect to each Receivable transferred to Buyer hereunder, the Purchase Price received by Originator constitutes reasonably equivalent value in consideration therefor, taking into account any increase in the balance of the amounts payable by the Buyer under the Subordinated Note, and such transfer was not made for the account of any antecedent debt. No transfer by Originator of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.
          (t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
          (u) Eligible Receivables. Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the Transfer Date therefor (as reflected in the first Report delivered after such Transfer Date that reflects the existence of such Receivable) was an Eligible Receivable on such Transfer Date.
          (v) Accounting. The manner in which Originator accounts for the transactions contemplated by this Agreement is consistent with the treatment of the transfers hereunder as true sales.
          (w) Compliance with Representations. On and as of the date of each Purchase hereunder, Originator hereby represents and warrants that all of the other representations and warranties set forth in this Article II are true and correct in all material respects on and as of each such date (and after giving effect to all Receivables in existence on each such date) as though made on and as of each such date.
          (x) Purpose. Originator has determined that, from a business viewpoint, the sale of the Receivables and related interests to Buyer hereunder are in the best interests of Originator.
          (y) Nonconsolidation. Originator has at all times on or after the date hereof operated and conducted its affairs in compliance with Section 4.1(i).
          (z) Taxes. Originator has filed or caused to be filed all federal, state and other material tax returns which are required to be filed by it, and has paid or caused to be paid all material taxes required by law to be paid by it prior to such taxes becoming delinquent, other than any taxes or assessments the validity of which is being contested in good faith by appropriate proceedings.
          (aa) Solvency. Both before and after giving effect to (i) each Purchase contemplated by this Agreement and the other Transaction Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, Originator is and will be Solvent. No event of the type described in Section 5.1(d) has been commenced or to its knowledge threatened in writing against it.
          (bb) ERISA. The Originator has not incurred and does not expect to incur any material liabilities (except for premium payments arising in the ordinary course of business) payable to the PBGC under ERISA.

ARTICLE III
CONDITIONS OF PURCHASE
          Section 3.1 Conditions Precedent to Payments. Buyer’s obligation to pay for Receivables purchased hereunder shall be subject to the conditions precedent that (a) the Termination Date shall not have occurred; and (b) Buyer (or the Agent as Buyer’s assignee) shall have received such other approvals, opinions or documents as it or they may reasonably request pursuant to the terms of Section 6.2 of the Purchase Agreement.
ARTICLE IV
COVENANTS
          Section 4.1 Affirmative Covenants of Originator. Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants as set forth below:
          (a) Financial Reporting. Originator will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to Buyer, the Agent and each Managing Agent:
               (i) Annual Reporting. Within 90 days after the close of each of its fiscal years, audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows, each on a consolidated basis) for the Performance Guarantor for such fiscal year certified in a manner acceptable to Buyer, the Agent and each Managing Agent by independent public accountants reasonably acceptable to Buyer, the Agent and each Managing Agent.
               (ii) Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its fiscal years, the Originator shall furnish with respect to the Performance Guarantor, on a consolidated basis, balance sheets of the Performance Guarantor as at the close of each such period and statements of income and retained earnings and a statement of cash flows for the Performance Guarantor for the period from the beginning of such fiscal year to the end of such quarter, all certified by the chief financial officer of the Performance Guarantor.
               (iii) [RESERVED].
               (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of the Performance Guarantor of all financial statements, reports and proxy statements so furnished.
               (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Originator, the Performance Guarantor or any of their Subsidiaries files with the Securities and Exchange Commission.
               (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Agent, any Managing Agent or any Purchaser, copies of the same.

               (vii) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a description, or if available, a copy of the Credit and Collection Policy then in effect and a notice indicating such change or amendment.
               (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the financial condition or operations, of Originator as Buyer, the Agent or any Managing Agent may from time to time reasonably request in order to protect the interests of Buyer (and the Agent as Buyer’s assignee) under or as contemplated by this Agreement.
               (ix) Avoidance of Duplication. To the extent compliance with clause (v) above provides the information required under clause (i), (ii) or (iv) above on a timely and complete basis, such that the requirement for separate deliveries under clause (i), (ii) or (iv) above would merely duplicate the materials theretofore provided under clause (v) above, separate reports for purposes of clause (i), (ii) or (iv), as applicable, shall not be required.
Documents required to be delivered pursuant to clauses (i), (ii), (iv) or (v) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (1) on which the Performance Guarantor posts such documents, or provides a link thereto on the Performance Guarantor’s website on the Internet at www.timken.com or (2) on which such documents are delivered to the Buyer; provided, that upon the request of the Buyer, the Originator shall deliver paper copies of any such documents requested by the Buyer.
          (b) Notices. Originator will notify Buyer, the Agent and each Managing Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:
               (i) Termination Events or Potential Termination Events. The occurrence of each Termination Event and each Potential Termination Event, by a statement of an Authorized Officer of Originator.
               (ii) Judgment and Proceedings. (1) The entry of any judgment or decree against Originator or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against Originator and its Subsidiaries exceeds the Material Judgment Level or (2) the institution of any litigation, arbitration proceeding or governmental proceeding against Originator asserting a claim in excess of the Material Judgment Level.
               (iii) Material Adverse Effect. The occurrence of any event or condition that has, or could reasonably be expected to have, a Material Adverse Effect.
               (iv) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement in respect of Indebtedness in an aggregate principal amount equal to or greater than the Material Indebtedness Level pursuant to which Originator is a debtor or an obligor.

               (v) Downgrade of the Performance Guarantor. Any downgrade of the Debt Rating of the Performance Guarantor setting forth the nature of such change.
          (c) Compliance with Laws and Preservation of Corporate Existence. Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Originator will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.
          (d) Audits. Originator will furnish to Buyer, the Agent and each Managing Agent from time to time such information with respect to it and the Receivables as Buyer, the Agent or any Managing Agent may reasonably request. Originator will, from time to time during regular business hours as requested by Buyer, the Agent or any Managing Agent, upon prior reasonable notice and at the sole cost of Originator, permit Buyer, the Agent, each Managing Agent or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of Originator relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Originator’s financial condition or the Receivables and the Related Security or Originator’s performance under any of the Transaction Documents or Originator’s performance under the Contracts and, in each case, with any of the officers or employees of Originator having knowledge of such matters. Any such audit of the Records shall be at the sole cost of Originator; provided that, unless a Termination Event or an Amortization Event under the Purchase Agreement shall have occurred and be continuing at the time any such audit is requested by the Buyer, Originator shall not be required to reimburse the Buyer, the Agent or any Managing Agent for the costs or expenses in respect of more than two such audits (in the aggregate for all such Persons) during any calendar year.
          (e) Keeping and Marking of Records and Books.
               (i) Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Originator will give Buyer, the Agent and each Managing Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.
               (ii) Originator will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer and the Agent, describing Buyer’s ownership interests in the

Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Managing Agents and the Purchasers) under the Purchase Agreement and (B) upon the request of Buyer or the Agent (with the consent or at the direction of the Required Financial Institutions) after the occurrence and during the continuation of a Termination Event or an Amortization Event under the Purchase Agreement, (x) mark each Contract with a legend describing Buyer’s ownership interests in the Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Managing Agents and the Purchasers) and (y) deliver to Buyer (or the Agent as Buyer’s assignee) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.
          (f) Compliance with Contracts and Credit and Collection Policy. On the date hereof, the Credit and Collection Policy exists in the form of procedures and protocols that have been consistently observed by Originator over a period of years in the origination and servicing of the Receivables and have been set forth in writing in the form of general procedures attached hereto as Exhibit V. Originator will timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.
          (g) [RESERVED].
          (h) Ownership. Originator will take all necessary action to establish and maintain, irrevocably in Buyer (and the Agent as Buyer’s assignee), legal and equitable title to the Receivables, the Related Security and the Collections, free and clear of any Adverse Claims other than Permitted Adverse Claims (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer, the Agent or any Managing Agent may reasonably request).
          (i) Purchasers’ Reliance. Originator acknowledges that the Agent, the Managing Agents and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer’s identity as a legal entity that is separate from Originator and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, Originator will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer’s identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of Originator and any Affiliates thereof and not just a division of Originator. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the covenants set forth in Section 7.1(i) of the Purchase Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between Originator and Buyer on an arm’s-length basis, provided however that nothing herein shall prohibit the Originator and Buyer from filing a consolidated, combined or unitary tax return.

          (j) Collections. Originator will instruct all Obligors to remit all Collections to either a Lock-Box or a Collection Account that is subject to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Originator or any Affiliate of Originator, Originator will remit (or will cause to be remitted) directly to a Collection Bank and will deposit (or will cause to be deposited) all such remittances into a Collection Account that is subject to a Collection Account Agreement within two (2) Business Days following receipt thereof. At all times prior to such remittance, Originator will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns.
          (k) Taxes. Originator will file all material tax returns and reports required by law to be filed by it and pay or cause to be paid when due all material taxes and governmental charges at any time owing, other than any taxes or assessments the validity of which are being contested in good faith by appropriate proceedings.
          (l) Accounting. Originator will account for the transactions contemplated by this Agreement in its financial statements in a manner that is consistent with the parties’ characterization of such transactions as true sales as described in Section 1.1(b) and will not assert any ownership interests in the Receivables sold hereunder and, except as provided in Section 4.2(e), will not take any actions or make any statements to third parties inconsistent with such ownership.
          (m) Originator will cause all cash collections and other cash proceeds in respect of all Excluded Receivables to be remitted to accounts other than a Collection Account.
          Section 4.2 Negative Covenants of Originator. Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants that:
          (a) Name Change, Offices and Records. Originator will not make any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC), identity, or jurisdiction of organization, unless (i) at least forty-five (45) days prior to the effective date of any such change, Originator provides written notice thereof to Buyer and the Agent and each Managing Agent, (ii) at least ten (10) days prior to such effective date, delivers to Buyer and the Agent such financing statements (Forms UCC-1 and UCC-3), which Buyer, the Agent or any Managing Agent may reasonably request to reflect such change, together with such other documents and instruments that Buyer, the Agent or any Managing Agent may reasonably request in connection therewith, (iii) at least ten (10) days prior to such effective date, Originator has taken all other steps to ensure that Buyer and the Agent, for the benefit of itself, the Managing Agents and the Purchasers, continue to have a first priority perfected ownership in the Receivables, the Related Security related thereto and any Collections thereon (subject to Permitted Adverse Claims) and (iv) in the case of any change in its jurisdiction of organization, if requested by Buyer, Agent or any Managing Agent, Buyer, Agent and Managing Agent shall have received, prior to such change, an opinion of counsel, in form and substance reasonably satisfactory to Buyer, the Agent and the Managing Agents, as to such incorporation and Originator’s valid existence and good standing and the perfection and preservation of priority of Buyer’s ownership interest in, and the Agent’s ownership or security interest in, the Receivables, the Related Security and Collections.

          (b) Change in Payment Instructions to Obligors. Originator will not change the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account or direct any Obligor to make any payments on any Receivables to any Lock-Box or Collection Account that is not listed on Exhibit III hereof, unless Buyer, the Agent and each Managing Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Bank, Collection Account or Lock-Box; provided, however, that Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Lockbox or Collection Account.
          (c) Modifications to Contracts and Credit and Collection Policy. Originator will not make any change to the Credit and Collection Policy that could reasonably be expected to adversely affect the collectability of the Receivables or decrease the credit quality of any newly created Receivables. Except as otherwise permitted in its capacity as Servicer pursuant to Article VIII of the Purchase Agreement, Originator will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.
          (d) Sales, Liens. Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under Originator, in each case above, other than Permitted Adverse Claims.
          (e) Accounting for Purchase. Originator will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables and the Related Security by Originator to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables and the Related Security by Originator to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with GAAP.
ARTICLE V
TERMINATION EVENTS
          Section 5.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:
          (a) Originator shall fail:

     (i) to make any payment or deposit required hereunder when due and such failure shall continue for more than one (1) Business Day (it being understood that for purposes of this Section 5.1(a), the Purchase Price in respect of any Receivable shall not be deemed to be due until the Settlement Date immediately following the Transfer Date therefor);
     (ii) to perform or observe any covenant set forth in Section 4.2 hereof; or
     (iii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) or (ii) of this paragraph (a)) or any other Transaction Document to which it is a party and such failure shall continue for five (5) consecutive Business Days after the earlier of the date upon which the Originator (1) obtains knowledge of such failure or (2) receives notice of such failure from the Buyer.
          (b) Any representation, warranty, certification or statement made or deemed made by Originator in this Agreement (excluding any representation, warranty, certification or statement made by Originator relating to the eligibility or characteristics of any Receivable), any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made (it being understood that the materiality threshold referenced above shall not be applicable with respect to any clause of any representation or warranty which itself contains a materiality qualification).
          (c) Failure of Originator to pay any Indebtedness when due (after giving effect to any applicable grace period) in an amount in excess of the Material Indebtedness Level or the default by Originator in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, in each case above, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment or a voluntary prepayment) prior to the date of maturity thereof.
          (d) (i) Originator or any of its Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Originator or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property; provided that, in the case of any proceeding instituted against Originator or any of its Subsidiaries (other than the Buyer), such event shall not constitute a Termination Event until either (A) such proceeding shall have remained undismissed or unstayed for a period of sixty (60) days, (B) an order for relief shall have been entered against Originator or the applicable Subsidiary under the Federal bankruptcy laws or (C) Originator or such Subsidiary (as applicable) shall have taken corporate action consenting to, approving or acquiescing in the commencement or maintenance of such proceeding; or (ii) Originator or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth in the foregoing clause (i) of this subsection (d).

          (e) A Change of Control shall occur.
          (f) One or more final judgments for the payment of money in an amount in excess of the Material Judgment Level shall be entered against Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for forty-five (45) consecutive days without a stay of execution.
          Section 5.2 Remedies. Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Originator; provided, however, that upon the occurrence of Termination Event described in Section 5.1(d), the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by Originator and (ii) to the fullest extent permitted by applicable law, declare that any amounts then due and owing by Originator to Buyer shall bear interest at the Default Rate. The aforementioned rights and remedies shall be in addition to all other rights and remedies of Buyer and its assigns available under this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.
ARTICLE VI
INDEMNIFICATION
          Section 6.1 Indemnities by Originator. Without limiting any other rights that Buyer may have hereunder or under applicable law, Originator hereby agrees to indemnify Buyer and its assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of Buyer) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables, excluding, however:
               (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;
               (ii) Indemnified Amounts to the extent the same includes losses or other Indemnified Amounts in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor or any obligor under any Related Security therefor; and
               (iii) Excluded Taxes;
provided, however, that nothing contained in this sentence shall limit the liability of Originator or limit the recourse of Buyer to Originator in respect of any representations or warranties made by Originator under or in connection with this Agreement. Without limiting the generality of the foregoing indemnification, Originator shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Originator) relating to or resulting from:
               (i) any representation or warranty made by Originator (or any officers of Originator) under or in connection with this Agreement, any other Transaction Document (in any case, without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality) or any other information or report delivered by Originator pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;
               (ii) the failure by Originator, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;
               (iii) any failure of Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document (in any case, without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality);
               (iv) any products liability or similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract;
               (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation but subject to the foregoing parenthetical, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;
               (vi) the commingling of Collections of Receivables at any time with other funds;
               (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of the Purchase, the ownership of the Receivables or any other investigation, litigation or proceeding relating to Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;
               (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

               (ix) any Termination Event described in Section 5.1(d);
               (x) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (other than any Permitted Adverse Claim);
               (xi) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase or at any subsequent time;
               (xii) any action or omission by Originator which reduces or impairs the rights of Buyer with respect to any Receivable or the value of any such Receivable;
               (xiii) any attempt by any Person to void the Purchase hereunder under statutory provisions or common law or equitable action;
               (xiv) any dispute, suit or claim arising out of any provision in any Contract which (A) restricts or prohibits, or requires the Obligor’s consent to, the transfer, sale or assignment of the rights to payment of Originator or any of its assignees under such Contract or (B) contains a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, the right to review such Contract; and
               (xv) the failure to pay when due any taxes, including without limitation, sales, excise or personal property taxes, payable by Originator as a result of the performance of this Agreement or the sale of an interest in the Receivables, other than Excluded Taxes.
          Section 6.2 Other Costs and Expenses. Originator shall pay to Buyer on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. Originator shall pay to Buyer on demand any and all reasonable costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents (including any amendments hereto or thereto) delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.
ARTICLE VII
MISCELLANEOUS
          Section 7.1 Waivers and Amendments. (a) No failure or delay on the part of Buyer, the Agent or any Managing Agent, as applicable, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.
          (b) No provision of this Agreement or the Subordinated Note may be amended, supplemented, modified or waived except in writing signed by Originator and Buyer and, to the extent required under the Purchase Agreement, the Agent and the Required Financial Institutions.
          Section 7.2 Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 7.2.
          Section 7.3 Protection of Ownership Interests of Buyer.
          (a) Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer, the Agent or any Managing Agent may reasonably request, to perfect, protect or more fully evidence the interests of Buyer in the Receivables, the Related Security and the Collections, or to enable Buyer, the Agent or any Managing Agent to exercise and enforce their rights and remedies hereunder. At any time that a Termination Event or an Amortization Event has occurred and is continuing, Buyer, the Agent or any Managing Agent may, at Originator’s sole cost and expense, direct Originator to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.
          (b) If Originator fails to perform any of its obligations hereunder, Buyer (or the Agent as Buyer’s assignee) may (but shall not be required to) perform, or cause performance of, such obligation, and Buyer’s (or such assigns’) costs and expenses incurred in connection therewith shall be payable by Originator as provided in Section 6.2. Originator irrevocably authorizes Buyer (and the Agent as Buyer’s assignee) at any time and from time to time in the sole discretion of Buyer (or the Agent as Buyer’s assignee), and appoints Buyer (and the Agent as Buyer’s assignee) as its attorney(ies)-in-fact, to act on behalf of Originator (i) to execute on behalf of Originator as debtor and to file financing statements and amendments thereto necessary or desirable in Buyer’s (or the Agent’s as Buyer’s assignee) sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables, Related Security, and Collections and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or the Agent as Buyer’s assignee) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer’s interests in the Receivables, Related Security and Collections. This appointment is coupled with an interest and is irrevocable.
          (c) Upon the later of (x) the termination of this Agreement and (y) the date upon which all Receivables transferred hereunder have been collected in full, Buyer shall deliver and, where applicable, execute and endorse such agreements, documents and instruments evidencing or effecting the release of the security interests, liens and other Adverse Claims created pursuant to this Agreement as may be reasonably requested and prepared from time to time by the Originator and reasonably acceptable to Buyer.
          Section 7.4 Confidentiality.
          (a) Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the Agent, the Managing Agents and the Purchasers and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Originator and its officers and employees may disclose such information to Originator’s external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.
          (b) Anything herein to the contrary notwithstanding, Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, any Managing Agent, the Agent and the Purchasers by each other, (ii) by Buyer, any Managing Agent, the Agent or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by any applicable Managing Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to the Conduit in such Managing Agent’s Purchaser Group or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which such Managing Agent acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. In addition, the Purchasers, the Managing Agents and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).
          Section 7.5 Bankruptcy Petition.
          (a) Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of any Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
          (b) Originator hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Buyer, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
          Section 7.6 CHOICE OF LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
          Section 7.7 CONSENT TO JURISDICTION. ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT AND ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER, THE AGENT, ANY MANAGING AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ORIGINATOR AGAINST BUYER, THE AGENT, ANY MANAGING AGENT, ANY PURCHASER OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK COUNTY (BOROUGH OF MANHATTAN).
          Section 7.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
          Section 7.9 Integration; Binding Effect; Survival of Terms.
          (a) This Agreement and each Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by Originator pursuant to Article II, (ii) the indemnification and payment provisions of Article VI, and Section 7.5 shall be continuing and shall survive any termination of this Agreement.
          Section 7.10 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.
          Section 7.11 Amendment and Restatement.
          (a) This Agreement amends and restates in its entirety the Existing Sale Agreement, and the terms and provisions of the Existing Sale Agreement shall, subject to this Section 7.11, be superseded hereby.
          (b) Notwithstanding the amendment and restatement of the Existing Sale Agreement by this Agreement:
          (i) each Subordinated Loan existing on the date hereof under the Existing Sale Agreement shall continue in effect as a Subordinated Loan hereunder, without any diminution or other modification thereto or effect thereon occurring or being deemed to occur by reason of the amendment and restatement of the Existing Sale Agreement hereby; and
          (ii) Originator shall continue to be liable to the Buyer with respect to all obligations of it under the Existing Sale Agreement, including, without limitation, all agreements on the part of the Originator under the Existing Sale Agreement to indemnify the Buyer in connection with events or conditions arising or existing prior to the effective date of this Agreement, including, but not limited to, those events and conditions set forth in Article VI thereof.
          (c) This Agreement is given in substitution for the Existing Sale Agreement and not as payment of any of the obligations of Originator or the Buyer thereunder, and is in no way intended to constitute a novation of the Existing Sale Agreement. Nothing contained herein is intended to amend, modify or otherwise affect any obligation of the Buyer, the Originator or the Performance Guarantor (in respect of its obligations under any Performance Undertaking) existing prior to the date hereof.
          (d) Upon the effectiveness of this Agreement, each reference to the Existing Sale Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement unless the context otherwise requires.
          (e) Upon the effectiveness of this Agreement, the terms of this Agreement shall govern all aspects of the transactions contemplated herein.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

THE TIMKEN CORPORATION as Originator
By:
Name:
Title:

Address:
The Timken Corporation
1835 Dueber Avenue SW
PO Box 6928
Canton, OH 44706-0928
Attention: Robert L. Biddle
Facsimile: (412) 236-7419

TIMKEN RECEIVABLES CORPORATION as Buyer
By:
Name:
Title:

Address:
Timken Receivables Corporation
1835 Dueber Avenue SW
PO Box 6928
Canton, OH 44706-0928
Attention: Robert L. Biddle
Facsimile: (412) 236-7419
Signature Page to Second Amended and Restated Receivables Sale Agreement

Exhibit I
Definitions
          This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits, Schedules and Annexes thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit, Schedule or Annex thereto, and not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement.
          “Agent” has the meaning set forth in the Preliminary Statements to the Agreement.
          “Agreement” means this Second Amended and Restated Receivables Sale Agreement, dated as of November 10, 2010, between Originator and Buyer, as the same may be amended, restated or otherwise modified.
          “Authorized Officer” means, with respect to Originator, its president, corporate controller, treasurer or chief financial officer.
          “Buyer” has the meaning set forth in the preamble to the Agreement.
          “Calculation Period” means each calendar month or portion thereof which elapses during the term of the Agreement.
          “Collection Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit III, as such Exhibit III may be amended from time to time by Originator with the written consent of Buyer and the Agent.
          “Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all interest, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.
          “Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidence such Receivable.
          “Credit and Collection Policy” means Originator’s credit and collection policies, practices and procedures relating to Contracts and Receivables existing on the date hereof, as modified from time to time in accordance with the Agreement. To the extent such policies, practices and procedures have been reduced to writing, the same are set forth on Exhibit V.
          “Dilutions” means, at any time, the aggregate amount of reductions or cancellations described in Section 1.3(a) of the Agreement.

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          “Discount Factor” means a percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to Buyer of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors. Originator and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment in respect of any Purchase which occurred during any Calculation Period ending prior to the Calculation Period during which Originator and Buyer agree to make such change.
          “Eligible Receivable” means, for purposes of this Agreement, a Receivable that satisfies all of the criteria and requirements set forth in the definition of “Eligible Receivable” set forth in Exhibit I to the Purchase Agreement other than those criteria and requirements relating to (i) the transfer of such Receivable pursuant to this Agreement or (ii) any actions by Buyer.
          “Excluded Receivable” means any indebtedness or other obligations owed to the Originator by (x) Autozone, Inc. in connection with the sale of goods or the rendering of services by Originator to Autozone, Inc. and (y) General Parts International, Inc. in connection with the sale of goods or the rendering of services by Originator to General Parts International, Inc.
          “Excluded Taxes” means net income taxes (or franchise taxes paid in lieu thereof) imposed on an Indemnified Party that are not in excess of the amount of such taxes that would be owed if the transactions described in the Purchase Agreement are given the Intended Characterization for tax purposes and, to the extent that the Originator’s indemnification obligations under Section 6.1 of this Agreement extend to the Indemnified Parties within the meaning of Section 10.1 of the Purchase Agreement, any taxes covered by the definition of Excluded Taxes contained in the Purchase Agreement.
          “Existing Sale Agreement” has the meaning set forth in the Preliminary Statements to the Agreement.
          “Intended Characterization” means, for income tax purposes, the characterization of the acquisition by the Purchasers of Purchaser Interests under the Purchase Agreement as a loan or loans by the Purchasers to Buyer secured by the Receivables, the Related Security and the Collections.
          “Lock-Box” means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit III as such Exhibit III may be amended from time to time by Originator with written consent of Buyer and the Agent.
          “Managing Agent” has the meaning set forth in the Preliminary Statements to the Agreement.
          “Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of (A) Originator or (B) the Performance Guarantor and its Subsidiaries

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taken as a whole, (ii) the ability of Originator to perform its obligations under the Agreement or any other Transaction Document, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) Originator’s, Buyer’s, the Agent’s, any Managing Agent’s or any Purchaser’s interest in all or any material portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectability of all or any material portion of the Receivables (other than resulting directly from changes in the credit profile of the Obligors).
          “Net Worth” means as of the last Business Day of the Calculation Period preceding any date of determination, the excess, if any, of:
          (a) the aggregate Outstanding Balance of the Receivables at such time over
          (b) the sum of:
     (i) the aggregate Capital outstanding at such time
     plus
     (ii) the aggregate outstanding principal balance of the Subordinated Loans (after giving effect to any Subordinated Loan proposed to be made on the date of determination and any other “subordinated loans” made pursuant to any other “Receivables Sale Agreement”).
          “Original Balance” means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was purchased by Buyer.
          “Originator” has the meaning set forth in the preamble to the Agreement.
          “Performance Guarantor” means The Timken Company, an Ohio corporation.
          “Potential Termination Event” means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.
          “Purchase” means each purchase by or contribution to Buyer from Originator of the Receivables, the Related Security and the Collections related thereto, in each case, under this Agreement.
          “Purchase Agreement” has the meaning set forth in the Preliminary Statements to the Agreement.
          “Purchase Price” means, with respect to any Purchase on any date, the aggregate price to be paid by Buyer to Originator for such Purchase in accordance with Section 1.2 of the Agreement for the Receivables, Collections and Related Security being sold to Buyer on such date, which price shall equal (i) the product of (x) the Original Balance of such Receivables multiplied by (y) one minus the Discount Factor then in effect, minus (ii) any Purchase Price

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Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.3 of the Agreement.
          “Purchase Price Credit” has the meaning set forth in Section 1.3 of the Agreement.
          “Purchaser” has the meaning set forth in the Preliminary Statements to the Agreement.
          “Receivable” means all indebtedness and other obligations owed to Buyer or Originator (at the time it arises) or in which Buyer or Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, an instrument, a financial asset, investment property, a letter of credit right, a supporting obligation or general intangible, arising in connection with the sale of goods or the rendering of services by Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Obligations of the Performance Guarantor or any Subsidiary thereof owed to Originator shall not constitute a Receivable. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction. For the avoidance of doubt, any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a separate Receivable hereunder regardless of whether the account debtor or Originator treats such indebtedness, rights or obligations as a separate payment obligation. No Excluded Receivable shall constitute a “Receivable” hereunder.
          “Recharacterization” has the meaning set forth in Section 1.6(a).
          “Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.
          “Related Security” means, with respect to any Receivable:
          (i) all of Originator’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by Originator gave rise to such Receivable, and all insurance contracts with respect thereto,
          (ii) all security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,
          (iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

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          (iv) all Records related to such Receivable, and
          (v) all proceeds of any of the foregoing.
          “Required Capital Amount” means, as of any date of determination, an amount equal to thirty million dollars ($30,000,000).
          “Settlement Date” means the first day of each calendar month.
          “Subordinated Loan” has the meaning set forth in Section 1.2(a) of the Agreement.
          “Subordinated Note” means a promissory note in substantially the form of Exhibit VII hereto as more fully described in Section 1.2 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
          “Termination Event” has the meaning set forth in Section 5.1 of the Agreement.
          “Termination Date” means the earliest to occur of (i) the Facility Termination Date, (ii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(d), (iii) the Business Day specified in a written notice from Buyer to Originator following the occurrence of any other Termination Event, (iv) the date specified by Buyer that is at least sixty (60) days after Buyer’s receipt of written notice from Originator that it wishes to terminate the facility evidenced by this Agreement and (v) the date that any Election Notice is delivered in accordance with the terms hereof.
          “Transfer Date” has the meaning set forth in Section 1.2 of the Agreement.
          All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

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Exhibit II
     Places of Business; Locations of Records; Federal Employer Identification Numbers
Originator’s Jurisdiction of Organization, Structure and Organization Number, if any:
Ohio corporation; 1039143
Originator’s Chief Executive Office and Location of Records:
1835 Dueber Avenue
Canton, Ohio 44706
Originator’s Federal Employer Identification Number:
34-1878497
Originator’s Other Corporate, Partnership Trade and Assumed Names:
NONE

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Exhibit III
NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS

Collection Bank		Corresponding Account
Name/Address	Post Office Box Address	Number
The Northern Trust Company	P.O. Box 91821	45381
50 South LaSalle Street	Chicago, IL 60675
Chicago, IL 60675
The Northern Trust Company	P.O. Box 91073	69698
50 South LaSalle Street	Chicago, IL 60675
Chicago, IL 60675
Wells Fargo Bank,	P.O. Box 751580	2087370809949
National Association	Charlotte, NC 28288-0013
Charlotte, NC 28288-0013

Collection Bank Name/ Address	Account Number
The Bank of New York Mellon	172-1301
One Mellon Center
Pittsburgh, PA 15258-0001

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Exhibit IV
[RESERVED]

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Exhibit V
Credit and Collection Policy
(attached)

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Exhibit VI
[RESERVED]

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Exhibit VII
Form of
SECOND AMENDED AND RESTATED SUBORDINATED NOTE
November 10, 2010
          1. Note. FOR VALUE RECEIVED, the undersigned, Timken Receivables Corporation, a Delaware corporation (“SPV”), hereby unconditionally promises to pay to the order of The Timken Corporation, an Ohio corporation (“Originator”), in lawful money of the United States of America and in immediately available funds, on the day following the Termination Date on which (i) the Outstanding Balance of all Receivables sold under the “Sale Agreement” referred to below has been reduced to zero and (ii) Originator has paid to Buyer all indemnities, adjustments and other amounts which may be owed under the Sale Agreement (defined below) in connection with the Purchases (the “Collection Date”), the aggregate unpaid principal sum outstanding of all “Subordinated Loans” made from time to time by Originator to SPV pursuant to and in accordance with the terms of that certain Second Amended and Restated Receivables Sale Agreement dated as of November 10, 2010 between Originator and SPV (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”) or the Existing Sale Agreement. Reference to Section 1.2 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.
          2. Interest. SPV further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Prime Rate; provided, however, that if SPV shall default in the payment of any principal hereof, SPV promises to pay, on demand, interest at the rate of the Default Rate on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Amended and Restated Subordinated Note (this “Subordinated Note”). The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.
          3. Principal Payments. Originator is authorized and directed by SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by SPV, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of SPV hereunder.

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          4. Subordination. The indebtedness evidenced by this Subordinated Note is subordinated to the prior payment in full of all of SPV’s recourse obligations under that certain Receivables Purchase Agreement dated as of the date hereof by and among SPV, The Timken Corporation, as Servicer, various “Purchasers” from time to time party thereto, various “Managing Agents” from time to time party thereto and The Bank Of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as the “Agent” (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Agent, the Managing Agents and the Purchasers and/or any of their respective assignees (collectively, the “Senior Claimants”) under the Purchase Agreement. Until the date on which all “Capital” outstanding under (and as defined in) the Purchase Agreement has been repaid in full and all other obligations of SPV and/or the Servicer thereunder and under the “Fee Letter” referenced therein (all such obligations, collectively, the “Senior Claim”) have been indefeasibly paid and satisfied in full, Originator shall not demand, accelerate, sue for, take, receive or accept from SPV, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment or security of all or any of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same; provided, however, that (i) Originator hereby agrees that it will not institute against SPV any proceeding of the type described in Section 5.1(d) of the Sale Agreement unless and until the Collection Date has occurred and (ii) nothing in this paragraph shall restrict SPV from paying, or Originator from requesting, taking, receiving or accepting, any payments under this Subordinated Note so long as SPV is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, any of the Senior Claimants the funds used for such payments and further provided that the making of such payment would not otherwise violate the terms and provisions of the Purchase Agreement. Should any payment, distribution or security or proceeds thereof be received by Originator in violation of the immediately preceding sentence, Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Agent for the benefit of the Senior Claimants.
          5. Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 5.1(d) of the Sale Agreement involving SPV as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of Capital and the Senior Claim (including “CP Costs” and “Yield” as defined and as accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such CP Costs or Yield is an allowable claim in any such proceeding) before Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of SPV of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.
          6. Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 7.1 of the Sale Agreement.

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          7. GOVERNING LAW; SEVERABILITY. THIS SUBORDINATED NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS). WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.
          8. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.
          9. Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party without the prior written consent of the Agent, and any such attempted transfer shall be void.
          10. Amendment and Restatement. The principal amount of this Subordinated Note includes the indebtedness heretofore evidenced by that certain Amended and Restated Subordinated Note dated December 30, 2005 (the “Existing Note”) and, to the extent such indebtedness is included in this Subordinated Note, this Subordinated Note (i) merely re-evidences the indebtedness (including accrued and unpaid interest) heretofore evidenced by the Existing Note, (ii) is given in substitution for, and not as payment of, the Existing Note and (iii) is in no way intended to constitute a novation of the SPV’s indebtedness which was evidenced by the Existing Note.

TIMKEN RECEIVABLES CORPORATION, as SPV
By:
Title:

THE TIMKEN CORPORATION, as Originator
By:
Title:

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Schedule
to
AMENDED AND RESTATED SUBORDINATED NOTE
SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

	Amount of		Unpaid
	Subordinated	Amount of Principal	Principal
Date	Loan	Paid	Balance	Notation made by

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